                                                                     EXHIBIT 4.2

                                                                      OH&S DRAFT
                                                                        05/26/99




================================================================================



                        ADVANTA BUSINESS SERVICES CORP.,
                       Individually, and as the Servicer,

                     ADVANTA LEASING RECEIVABLES CORP. VIII,
                                  as an Obligor

                      ADVANTA LEASING RECEIVABLES CORP. IX,
                                  as an Obligor

                                       and

                             BANKERS TRUST COMPANY,
                                   as Trustee


                    =========================================


                            SERIES 1999-1 SUPPLEMENT

                          Dated as of ________ __, 1999

                                     to the

                            MASTER FACILITY AGREEMENT

                         Dated as of __________ __, 1999


================================================================================

                          ADVANTA EQUIPMENT RECEIVABLES
                               ASSET-BACKED NOTES

Reconciliation and Tie between the Master Agreement and Series 1999-1 Supplement and the Trust Indenture Act of 1939, as amended

Trust Indenture Act Section        Master Agreement                          Series 1999-1 Supplement
---------------------------        ----------------                          ------------------------
SECTION  310  (a)(1)               SECTION    11.08                          SECTION  See Master Agreement
              (a)(2)                          11.08                                   See Master Agreement
              (a)(3)                          11.15                                   See Master Agreement
              (a)(4)                          Not Applicable                          Not Applicable
              (b)                             11.07                                   See Master Agreement
              (c)                             Not Applicable                          Not Applicable
         311  (a)                             11.12                                   See Master Agreement
              (b)                             11.12                                   See Master Agreement
         312  (a)                             12.01, 12.02                            See Master Agreement
              (b)                             12.02                                   See Master Agreement
              (c)                             12.02                                   See Master Agreement
         313  (a)                             12.03                                   See Master Agreement
              (b)(1)                          Not Applicable                          Not Applicable
              (b)(2)                          12.03                                   See Master Agreement
              (c)                             12.03; 1.03                             See Master Agreement
              (d)                             12.03                                   See Master Agreement
         314  (a)                             12.04; 6.07; 6.08; 1.03                 See Master Agreement
              (b)                             Not Applicable                          Not Applicable
              (c)(1)                          See Series 1999-1 Supplement            6.06
              (c)(2)                          See Series 1999-1 Supplement            6.06
              (c)(3)                          1.05                                    See Master Agreement
              (d)                             1.05                                    See Master Agreement
              (e)                             See Series 1999-1 Supplement            6.06
              (f)                             Not Applicable                          Not Applicable
         315  (a)                             11.01(a)                                See Master Agreement
              (b)                             11.02; 1.03                             See Master Agreement
              (c)                             11.01(b)                                See Master Agreement
              (d)                             11.01(c)                                See Master Agreement
              (e)                             10.10                                   4.14
         316(a)(1)(A)                         10.08                                   4.12
              (a)(1)(B)                       See Series 1999-1 Supplement            4.13
              (a)(2)                          Not Applicable                          Not Applicable
              (a)(last sentence)              1.01                                    See Master Agreement
              (b)                             10.04, 13.01(c)                         See Master Agreement
              (c)                             10.09                                   See Master Agreement
         317  (a)(1)                          See Series 1999-1 Supplement            4.03(c)
              (a)(2)                          10.02(c)                                4.04
              (b)                             14.06                                   See Master Agreement
         318  (a)                             1.05                                    See Master Agreement
              (c)                             1.05                                    See Master Agreement

                                TABLE OF CONTENTS

                                                                                                                 PAGE

                                   ARTICLE I.

                       CREATION OF THE SERIES 1999-1 NOTES

SECTION 1.01 Designation.........................................................................................1

SECTION 1.02 Pledge of Series 1999-1 Trust Estate................................................................1

SECTION 1.03 Custody of the Series 1999-1 Trust Estate...........................................................3

SECTION 1.04 Conditions to Issuance of the Series 1999-1 Notes...................................................3

SECTION 1.05 Acceptance by Trustee...............................................................................4

SECTION 1.06 Liabilities of the Trustee and Parties to the Master Agreement, this Series 1999-1 Supplement and the Series 1999-1 Notes; Limitations Thereon.........................................................4

SECTION 1.07 Forms of Notes......................................................................................5

                                   ARTICLE II

                                   DEFINITIONS

SECTION 2.01 Definitions.........................................................................................5

                                   ARTICLE III

   SERIES ACCOUNTS; DISTRIBUTIONS AND STATEMENTS TO SERIES 1999-1 NOTEHOLDERS;
                        SERIES 1999-1 SPECIFIC COVENANTS

SECTION 3.01 Collection Account.................................................................................18

SECTION 3.02 Reserve Account and Residual Account...............................................................20

SECTION 3.03 Investment of Monies Held in the Series 1999-1 Accounts; Subaccounts...............................21

SECTION 3.04 Flow of Funds......................................................................................21

SECTION 3.05 Statements to Series 1999-1 Noteholders............................................................23

SECTION 3.06 Compliance With Withholding Requirements...........................................................25

SECTION 3.07 Servicer Advances..................................................................................25

SECTION 3.08 Modifications......................................................................................25

SECTION 3.09 Servicer to Act as Custodian.......................................................................25

                                   ARTICLE IV

                         SERIES 1999-1 EVENTS OF DEFAULT

SECTION 4.01 Events of Default..................................................................................26

SECTION 4.02 Acceleration of Maturity; Rescission and Annulment.................................................27

SECTION 4.03 Remedies...........................................................................................29

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                 PAGE

SECTION 4.04 Trustee Shall File Proofs of Claim.................................................................29

SECTION 4.05 Trustee May Enforce Claims Without Possession of Series 1999-1 Notes...............................30

SECTION 4.06 Application of Money Collected.....................................................................30

SECTION 4.07 Limitation on Suits................................................................................31

SECTION 4.08 Unconditional Right of Series 1999-1 Noteholders to Receive Principal and Interest.................32

SECTION 4.09 Restoration of Rights and Remedies.................................................................32

SECTION 4.10 Rights and Remedies Cumulative.....................................................................32

SECTION 4.11 Delay or Omission Not Waiver.......................................................................32

SECTION 4.12 Control by Series 1999-1 Noteholders...............................................................33

SECTION 4.13 Waiver of Events of Default........................................................................33

SECTION 4.14 Undertaking for Costs..............................................................................33

SECTION 4.15 Waiver of Stay or Extension Laws...................................................................34

SECTION 4.16 Sale of Series 1999-1 Trust Estate.................................................................34

                                    ARTICLE V

                            PREPAYMENT AND REDEMPTION

SECTION 5.01 Optional "Clean-up Call" Redemption of Series 1999-1 Notes.........................................35

SECTION 5.02 Notice of Redemption and Disposition of Funds......................................................36

                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.01 Ratification of Master Agreement...................................................................36

SECTION 6.02 Counterparts.......................................................................................36

SECTION 6.03 GOVERNING LAW......................................................................................36

SECTION 6.04 Amendments and Waivers.............................................................................37

SECTION 6.05 Non-petition Clause................................................................................37

SECTION 6.06 Officers' Certificate and Opinion of Counsel as to Conditions Precedent............................37

SECTION 6.07 Restriction on Further Indebtedness................................................................38

SECTION 6.08 Special Covenants and Acknowledgements.............................................................38

                                TABLE OF CONTENTS

                                                                          PAGE

EXHIBIT A --  FORM OF  SERVICER'S CERTIFICATE
EXHIBIT B --  FORM OF CONTRACT
EXHIBIT C --  FORMS OF NOTES

         This Series 1999-1 Supplement, dated as of ________ __, 1999 (the "Series 1999-1 Supplement"), supplements the Master Agreement (as described herein) and is by and among Advanta Business Services Corp., a Delaware corporation, individually ("ABS"), as the entity which originated or acquired the Contracts and which will sell or contribute the Contracts and other property, rights and interests to the Obligors (in such capacity, the "Originator"), and as initial servicer (ABS in such capacity or any successor, the "Servicer"), Advanta Leasing Receivables Corp. VIII, a Nevada corporation, as an obligor ("ALRC VIII"), Advanta Leasing Receivables Corp. IX, a Nevada corporation, as an obligor ("ALRC IX" and, together with ALRC VIII, the "Obligors") and Bankers Trust Company, a New York banking corporation, as trustee (in such capacity, the "Trustee") for the Noteholders.

                                    RECITALS

         This Series 1999-1 Supplement is being executed and delivered by the parties hereto pursuant to Section 13.02 of the Master Facility Agreement, dated as of ________ __, 1999 (the "Master Agreement"), among the Servicer, the Obligors and the Trustee. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Master Agreement, the terms and provisions of this Series 1999-1 Supplement shall govern with respect to the Series 1999-1 Notes. Capitalized terms used herein, but not defined herein, shall have the meaning as set forth in the Master Agreement.

                                   ARTICLE I.

                       CREATION OF THE SERIES 1999-1 NOTES

         SECTION 1.01 Designation. There is hereby created a Series of Notes to be issued pursuant to the Master Agreement and this Series 1999-1 Supplement to be known as "Advanta Business Receivables Master Facility Notes, Series 1999-1" (the "Series 1999-1 Notes"). The Obligors with respect to the Series 1999-1 Notes are ALRC VIII and ALRC IX, jointly and severally.

         SECTION 1.02 Pledge of Series 1999-1 Trust Estate. (a) Each Obligor hereby pledges to the Trustee and grants a security interest to the Trustee for the benefit of the Series 1999-1 Noteholders, and the Trustee hereby accepts the pledge of and grant of a security interest in, all of such Obligor's now owned and existing and hereafter acquired or arising right, title and interest, if any, in, to and under all of the following: (1) each and every Contract now or hereafter listed as a Series 1999-1 Contract on the List of Contracts delivered to the Trustee together with all amounts due or to become due under such Series 1999-1 Contracts, (2) all Collections and Related Security associated therewith,
(3) all balances, instruments, monies and other securities and investments from time to time in the Collection Account, the Advance Funding Account, the Reserve Account and the Residual Account, (4) the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement for Series 1999-1 and all of its rights to enforce the provisions of, and to benefit from the representations, warranties and covenants made in the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement, (5) all rights, if any, of the Obligor in the Equipment associated with the Series 1999-1 Contracts and the Residual Interest therein, and (6) all proceeds of each of the foregoing and all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, certificated securities and uncertificated securities consisting of, arising from or related to any of the foregoing, but excluding any obligations of the Obligors, if any, under each Series 1999-1 Contribution Agreement Supplement and excluding any Servicing Charges, taxes, Initial Unpaid Amounts and Security Deposits, all in accordance with, and for the purposes set forth in, this Series 1999-1 Supplement (such property, the "Series 1999-1 Trust Estate").

         (b) It is the intention of the Obligors, which intention is acknowledged by the Trustee, that this Series 1999-1 Supplement, together with the Master Agreement, shall be deemed to be a security agreement within the meaning of Article 8 and Article 9 of the UCC as in effect in the States of New York, Nevada and Delaware and the pledge provided for by this Section 1.02 and elsewhere herein shall be deemed to be a grant by the Obligors to the Trustee for the benefit of the Series 1999-1 Noteholders of a valid first-priority perfected security interest in all of the Obligors' right, title and interest in and to the Series 1999-1 Trust Estate. The Obligors hereby grant and assign such interests, in each case to the Trustee, to secure the obligations of the Obligors to the Trustee and the Series 1999-1 Noteholders hereunder and under the Series 1999-1 Notes.

         (c) The Obligors and ABS represent that as of the Closing Date UCC-1 financing statements will have been filed against the User and in favor of ABS in respect of each item of Equipment having an original Equipment cost greater than $25,000. In addition, the Obligors represent that as of the Closing Date UCC-1 financing statements naming the Obligors as the "debtors" will be filed in favor of Trustee on the Series 1999-1 Trust Estate with the Secretary of State of each of the 50 states, other than [Georgia, Louisiana, Maryland, Oklahoma and Tennessee,] and in the following counties: (i) Cobb, Georgia, (ii) Fulton, Georgia and (iii) Oklahoma, Oklahoma.

         (d) In the case of any Series 1999-1 Contract which has been prepaid in full during the period from the related Cut-Off Date to the Closing Date, the Obligors shall, on the Closing Date, deposit the Prepayment Amount therefor in the Collection Account in lieu of pledging such Series 1999-1 Contract to the Trustee.

         (e) [Any Noteholder of Class A Notes, Class B Notes or Class C Notes using the assets of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA, (ii) a plan described in
Section 4957 (e) (1) of the Internal Revenue Code of 1986, as amended, or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (collectively, a "Plan") to purchase the Class A Notes, Class B Notes or Class C Notes, or to whom the Class A Notes, Class B Notes or Class C Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Class A Notes, Class B Notes or Class C Notes will be covered by a U.S. Department of Labor Class Exemption. Any Noteholder of Class D Notes will be deemed to have represented that it is not using the assets of a Plan to purchase the Class D Notes.]

         SECTION 1.03 Custody of the Series 1999-1 Trust Estate. For the avoidance of doubt, the parties agree that notwithstanding the use of the terms "deposit," "deposited," "transfer" and "transferred" in this Series 1999-1 Supplement, the Trustee will not take physical possession of any of the Series 1999-1 Trust Estate (other than the amounts on deposit in the Series 1999-1 Accounts) pursuant to the terms hereof. Instead, the Servicer will hold the Series 1999-1 Trust Estate (other than the amounts on deposit in the Series 1999-1 Accounts) as custodian on behalf of the Trustee as further described in
Section 3.10 hereof.

         SECTION 1.04 Conditions to Issuance of the Series 1999-1 Notes. As conditions to the execution by the Obligors, and the authentication and delivery by the Trustee of the Series 1999-1 Notes at the written direction of the Obligors and the sale of the Series 1999-1 Notes by the Obligors on the Closing Date, (i) the Obligors shall have received by wire transfer the net proceeds of sale of the Class A Notes, the Class B Notes and the Class C Notes (the "Offered Notes"), together with the Class D Notes and (ii) the Trustee shall have received the following on or before the Closing Date:

         (a) The List of Contracts;

         (b) Copies of resolutions of the board of directors of ABS and of each of ALRC VIII, ALRC IX, approving the execution, delivery and performance of this Series 1999-1 Supplement and the transactions contemplated hereby, certified, in each case, by a secretary or an assistant secretary of the respective corporation;

         (c) A copy of an officially certified document, dated not more than 30 days prior to the Closing Date and evidencing the due organization and good standing of each of ABS and the Obligors in their respective states of organization;

         (d) Copies of the Certificate of Incorporation and By-Laws of ABS and copies of the Articles of Incorporation and By-Laws of each of ALRC VIII and ALRC IX certified, in each case, by a secretary or an assistant secretary of the respective corporation;

         (e) Delivery of executed UCC-1 financing statements, prepared by the Servicer for filing (i) with the Secretary of State of New Jersey, naming the Originator as the debtor and the Obligors as secured parties, and (ii) with the Secretary of State of each of the 50 states, other than [Georgia, Louisiana, Maryland, Oklahoma and Tennessee], and in the following counties: (i) Cobb, Georgia, (ii) Fulton, Georgia and (iii) Oklahoma, Oklahoma naming the Obligors as the debtors and the Trustee as secured party;

         (f) A certificate listing the Servicing Officers as of the Closing
Date;

         (g) An executed copy each of the Contribution Agreement, the Series 1999-1 Contribution Agreement Supplement, the Master Agreement and this Series 1999-1 Supplement; and

         (h) Copies of resolutions of the board of directors of ABS approving the execution, delivery and performance of the Master Agreement, this Series 1999-1 Supplement, the

Contribution Agreement, the Series 1999-1 Contribution Agreement Supplement and the transactions contemplated hereby and thereby, certified on behalf of such entity by a secretary or an assistant secretary of such entity.

         SECTION 1.05 Acceptance by Trustee. The Trustee acknowledges its acceptance, simultaneously with the execution and delivery of this Series 1999-1 Supplement, of the pledge of and security interest in all right, title and interest in and to the Series 1999-1 Trust Estate and declares that the Trustee holds and will continue to hold the pledge of and security interest in such right, title and interest in and to the Series 1999-1 Trust Estate for the benefit of all present and future Series 1999-1 Noteholders for the use and purpose and subject to the terms and provisions of this Series 1999-1 Supplement. The Obligors hereby (x) appoint the Trustee as the Obligors' attorney-in-fact with all power independently to enforce all of the Obligors' rights against the Originator and the Servicer under the Contribution Agreement and the Series 1999-1 Contribution Agreement Supplement, as applicable and (y) direct the Trustee to enforce such rights. The Trustee hereby accepts such appointment and agrees to enforce such rights.

         SECTION 1.06 Liabilities of the Trustee and Parties to the Master Agreement, this Series 1999-1 Supplement and the Series 1999-1 Notes; Limitations Thereon. The obligations evidenced by the Series 1999-1 Notes provide recourse only to the Series 1999-1 Trust Estate and provide no recourse against either of the Obligors generally, the Originator, the Servicer, the Trustee, or any other Person.

         (a) The Obligors, the Servicer and the Originator shall not be liable to the Trustee except as expressly provided herein and in the Master Agreement, and, with respect to the Originator, as provided in the Contribution Agreement. The Obligors, the Originator and the Servicer shall not be liable to the Series 1999-1 Noteholders except, with respect to the Obligors and the Servicer, for the non-performance of obligations expressly undertaken by them pursuant hereto and, with respect to the Originator, as expressly provided for in the Contribution Agreement. Without limiting the generality of the foregoing, if any User fails to pay any Scheduled Payment, Final Contract Payment, exercised Purchase Option Payment or other amounts due under a Series 1999-1 Contract, then neither the Trustee nor the Series 1999-1 Noteholders will have any recourse against the Obligors, the Originator or the Servicer for such Scheduled Payment, Final Contract Payment, exercised Purchase Option Payment, other amounts due under such Series 1999-1 Contract or any losses, damages, claims, liabilities or expenses incurred by the Trustee or any Series 1999-1 Noteholder as a direct or indirect result thereof.

         (b) The Trustee agrees that in the event of a default by a User under the terms of a Series 1999-1 Contract, which default is not cured within any applicable cure period set forth in such Series 1999-1 Contract, the Trustee and the Series 1999-1 Noteholders shall be expressly limited to the sources of payment specified herein. In addition, the Trustee shall have the right to exercise the rights of the Originator (which rights have been assigned to the Obligors and then to the Trustee) under the Series 1999-1 Contracts, the Insurance Policies, any document in any Contract File and any Related Document in the name of the Trustee and the Series 1999-1 Noteholders, either directly or through the Servicer as agent, and the Trustee is hereby directed by the Obligors to exercise such rights; provided, however, that the Trustee shall not be required to take any action pursuant to this Section 1.06 except upon written instructions from the Servicer and to the extent it is fully indemnified to its reasonable satisfaction therefor.

         (c) A carbon, photographic or other reproduction of the Master Agreement, this Series 1999-1 Supplement or any financing statement is sufficient as a financing statement in any applicable jurisdiction.

         The receipt of the Series 1999-1 Trust Estate by the Trustee (through possession thereof by the Servicer acting as custodian) does not constitute and is not intended to result in an assumption by the Trustee or any Series 1999-1 Noteholder of any obligation (except for the obligation not to disturb a User's right of quiet enjoyment) of the Originator, either Obligor or the Servicer to any User or other Person in connection with the Equipment, the Series 1999-1 Contracts, the Insurance Policies, any document in the Contract Files or any Related Document.

         SECTION 1.07 Forms of Notes. The Series 1999-1 Notes shall be in the forms set forth in Exhibit C hereto.

                                   ARTICLE II

                                   DEFINITIONS

         SECTION 2.01 Definitions.

         (a) Whenever used in this Series 1999-1 Supplement and when used in the Master Agreement with respect to the Series 1999-1 Notes, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Unless otherwise defined in this Series 1999-1 Supplement, terms defined in the Master Agreement are used herein as therein defined.

         ABS:  Advanta Business Services Corp., a Delaware corporation.

         Aggregate Contract Balance Remaining: With respect to any Payment Date, the aggregate Contract Balances Remaining of all Series 1999-1 Contracts (other than Charged-Off Contracts) in the Series 1999-1 Trust Estate as of the related Calculation Date.

         Aggregate Contract Principal Balance: With respect to any date, the aggregate Contract Principal Balances of all Series 1999-1 Contracts (other than Charged-Off Contracts) in the Series 1999-1 Trust Estate as of such date.

         ALRC VIII: Advanta Leasing Receivables Corp. VIII, a Nevada corporation.

         ALRC IX:  Advanta Leasing Receivables Corp. IX, a Nevada corporation.

         Ancillary Servicing Income: Certain miscellaneous amounts which revert to the Servicer in consideration of the servicing function performed by the Servicer, such as late fees, insufficient funds charges, and the like.

         Applicable Discount Rate: The sum of (i) the weighted average (as of the Closing Date) of the Class A Interest Rate, the Class B Interest Rate and the Class C Interest Rate and (ii) the Servicer Fee Percentage.

         Available Funds: With respect to a Payment Date, (i) all amounts on deposit in the Collection Account which relate to the Collection Period for such Payment Date (including, without limitation, Scheduled Payments, Final Contract Payments, Defaulted Residual Receipts, Residual Receipts (but only if the Residual Cap Amount has not yet been reached), Prepayment Amounts, and investment earnings on each of the Series 1999-1 Accounts), plus (ii) amounts transferred from the Reserve Account and/or the Residual Account with respect to such Payment Date and deposited in the Collection Account.

         Available Reserve Amount: As of any date of determination, the amount on deposit in the Reserve Account on such date.

         Available Residual Amount: As of any date of determination, the amount on deposit in the Residual Account on such date.

         Bankruptcy Code: The Bankruptcy Code of 1978, as amended, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

         Charged-Off Contract: Any Series 1999-1 Contract (a)(i) that is a Delinquent Contract with respect to which a User is contractually delinquent for 121 days or more (without regard to any Servicer Advances or the application of any Security Deposit) or (ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the remaining Scheduled Payments thereunder is unlikely or (iii) that has been rejected by or on behalf of the User in a bankruptcy proceeding and (b) as to which a Release Event has not occurred; provided, however, that if a Series 1999-1 Contract is a Charged-Off Contract at the time that a Release Event occurs such Series 1999-1 Contract shall nevertheless continue to be treated as a "Charged-Off Contract" for purposes of calculating the Cumulative Net Loss Percentage.

         Class A Initial Principal Balance:  $___________________.

         Class A Interest Rate:  ____ % per annum.

         Class A Maturity Date:  ____________ _____ Payment Date.

         Class A Note Factor: With respect to any Payment Date, a seven digit decimal number representing the ratio of the (the Class A Principal Balance which will be outstanding on such

Payment Date (after taking into account all distributions and allocations to be made on such Payment Date) to (ii) the Class A Initial Principal Balance.

         Class A Noteholder: Person in whose name a Class A Note is registered in the Note Register.

         Class A Note Interest: With respect to any Payment Date, the sum of (i) the product of (A) the Class A Principal Balance immediately prior to such Payment Date and (B) one-twelfth of the Class A Interest Rate and the Class A Overdue Interest from the Preceding Payment Date.

         Class A Notes: The Equipment Receivables Asset-Backed Notes, Series 1999-1 Class A issued by ALRC VIII and ALRC IX.

         Class A Overdue Interest: With respect to any Payment Date, the sum of:

                  (i) the excess, if any, of any Class A Note Interest due on such Payment Date over the Class A Note Interest paid on such Payment Date; and

                  (ii) the product of (i) the amount of Class A Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (ii) one-twelfth of the Class A Interest Rate.

         Class A Overdue Principal: With respect to any Payment Date, the positive difference, if any, between (i) the aggregate of the Class A-1 Principal Payments due on all prior Payment Dates and (ii) the aggregate amount of the principal (from whatever source) actually distributed to the Class A Noteholders on all prior Payment Dates.

         Class A Percentage: A fraction, expressed as a percentage, equal to the Class A Initial Principal Balance divided by the Initial Aggregate Contract Principal Balance.

         Class A Principal Balance: As of any date of determination, an amount equal to the Class A Initial Principal Balance less any Class A Principal Payments previously made on the Class A Notes.

         Class A Principal Payment: With respect to any Payment Date, [the Class A Percentage of the positive difference between the Aggregate Contract Principal Balance as of the Calculation Date in second preceding month and the Aggregate Contract Principal Balance as of the Calculation Date for the current Payment Date.]

         Class B Initial Principal Balance:  $___________.

         Class B Interest Rate:  ____% per annum.

         Class B Maturity Date:  _________ ____ Payment Date.

         Class B Note Factor: With respect to any Payment Date, a seven digit decimal number representing the ratio of (i) the Class B Principal Balance which will be outstanding on the such

Payment Date (after taking into account all distributions and allocations to be made on such Payment Date) to (ii) the Class B Initial Principal Balance.

         Class B Noteholder: The Person in whose name a Class B Note is registered in the Note Register.

         Class B Note Interest: With respect to any Payment Date, the sum of (i) the product of (A) the Class B Principal Balance immediately prior to such Payment Date and (B) one-twelfth of the Class B Interest Rate and (ii) the Class B Overdue Interest from the preceding Payment Date.

         Class B Notes: The Equipment Receivables Asset-Backed Notes, Series 1999-1, Class B issued by ALRC VIII and ALRC IX.

         Class B Overdue Interest: With respect to any Payment Date, the sum of:

                  (i) the excess, if any, of any Class B Note Interest due on such Payment Date over the Class B Note Interest paid on such Payment Date; and

                  (ii) the product of (a) the amount of Class B Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class B Interest Rate.

         Class B Overdue Principal: With respect to any Payment Date, the positive difference, if any, between (i) the aggregate of the Class B Principal Payments due on all prior Payment Dates and (ii) the aggregate amount of the principal (from whatever source) actually distributed to the Class B Noteholders on all prior Payment Dates.

         Class B Percentage: A fraction, expressed as a percentage, equal to the Class B Initial Principal Balance divided by the Initial Aggregate Contact Principal Balance.

         Class B Principal Balance: As of any date, an amount equal to the Class B Initial Principal Balance less any Class B Principal Payments previously made on the Class B Notes.

         Class B Principal Payment: With respect to any Payment Date, [the Class B Percentage of the positive difference between the Aggregate Contract Principal Balance as of the Calculation Date in the second preceding month and the Aggregate Contract Principal Balance as of the Calculation Date for the current Payment Date.]

         Class C Initial Principal Balance:  $_____________.

         Class C Interest Rate:  _______% per annum.

         Class C Maturity Date:  __________ ____ Payment Date.

         Class C Note Factor: With respect to any Payment Date, a seven digit decimal number representing the ratio of (i) the Class C Principal Balance which will be outstanding on the such

Payment Date (after taking into account all distributions and allocations to be made on such Payment Date) to (ii) the Class C Initial Principal Balance.

         Class C Noteholder: The Person in whose name a Class C Note is registered in the Note Register.

         Class C Note Interest: With respect to any Payment Date, the sum of (i) the product of (A) the Class C Principal Balance immediately prior to such Payment Date and (B) one-twelfth of the Class C Interest Rate and (ii) the Class C Overdue Interest from the preceding Payment Date.

         Class C Notes: The Equipment Receivables Asset-Backed Notes, Series 1999-1, Class C issued by ALRC VIII and ALRC IX.

         Class C Overdue Interest: With respect to any Payment Date, the sum of:

                  (i) the excess, if any, of any Class C Note Interest due on such Payment Date over the Class C Note Interest paid on such Payment Date and;

                  (ii) the product of (a) the amount of Class C Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class C Interest Rate.

         Class C Overdue Principal: With respect to any Payment Date, the positive difference, if any, between (i) the aggregate of the Class C Principal Payments due on all prior Payment Dates and (ii) the aggregate amount of the principal (from whatever source) actually distributed to the Class C Noteholders on all prior Payment Dates.

         Class C Percentage: A fraction, expressed as a percentage, equal to the Class C Initial Principal Balance divided by the Initial Aggregate Contract Principal Balance.

         Class C Principal Balance: As of any date, an amount equal to the Class C Initial Principal Balance less any Class C Principal Payments previously made on the Class C Notes.

         Class C Principal Payment: With respect to any Payment Date, [the Class C Percentage of the positive difference between the Aggregate Contract Principal Balance as of the Calculation Date in the second preceding month and the Aggregate Contract Principal Balance as of the Calculation Date for the current Payment Date.]

         Class D Initial Principal Balance:  $__________.

         Class D Note Factor: With respect to any Payment Date, a seven digit decimal number representing the ratio of (i) the Class D Principal Balance which will be outstanding on the such Payment Date (after taking into account all distributions and allocations to be made on such Payment Date) to (ii) the Class D Initial Principal Balance.

         Class D Noteholder: The Person in whose name a Class D Note is registered in the Note Register.

         Class D Notes: The Equipment Receivables Asset-Backed Notes, Series 1999-1, Class D issued by ALRC VIII and ALRC IX.

         Class D Overdue Principal: With respect to any Payment Date, the positive difference, if any, between (i) the aggregate of the Class D Principal Payments due on all prior Payment Dates and (ii) the aggregate amount of the principal (from whatever source) actually distributed to the Class D Noteholders on all prior Payment Dates.

         Class D Percentage: A fraction, expressed as a percentage, equal to the Class D Initial Principal Balance divided by the Initial Aggregate Contract Principal Balance.

         Class D Principal Balance: With respect to any Payment Date, the Class D Initial Principal Balance less any Class D Principal Payments previously made on the Class D Notes.

         Class D Principal Payment: With respect to any Payment Date, [the Class D Percentage of the positive difference between the Aggregate Contract Principal Balance as of the Calculation Date in the second preceding month and the Aggregate Contract Principal Balance as of the Calculation Date for the current Payment Date or, if all Offered Notes have been paid in full, the entire positive difference between the Aggregate Contract Principal Balance as of the Calculation Date in the preceding month and the Aggregate Contract Principal Balance as of the Calculation Date for the current Payment Date.]

         Closing Date:  ________ __, 1999.

         Collateral Factor: With respect to any Payment Date, the seven digit decimal number representing the ratio of (i) the Aggregate Contract Principal Balance as of the immediately preceding Calculation Date to (ii) the Initial Aggregate Contract Principal Balance.

         Collection Account: The account by that name established and maintained by the Trustee pursuant to subsection 3.01(a) hereof.

         Contribution Agreement: That certain Contribution and Sale Agreement, dated as of ________ __, 1999, by and between ALRC III and ABR LLC and ABS.

         Contracts: The Series 1999-1 Contracts pledged to the Trustee on the Closing Date, as identified on the List of Contracts.

         Contract Principal Balance: As of any date of calculation with respect to a Series 1999-1 Contract, the present value of the Scheduled Payments to become due with respect to such Series 1999-1 Contract on and after such date of calculation (but in any event prior to __________ ____), together with all Scheduled Payments previously due and unpaid which were not the subject of a Servicer Advance on or prior to such date, discounted monthly to the Calculation Date immediately prior to such date of calculation (or to such date of calculation if such date of calculation is a Calculation Date) at one-twelfth of the Applicable Discount Rate, except that a Charged-Off Contract has a Contract Principal Balance of $0.

         Cumulative Net Loss Percentage: With respect to each Collection Period, the percentage equivalent of a fraction, the numerator of which is the excess of
(x) the aggregate amount of the Contract Principal Balances of all Series 1999-1 Contracts which become Charged-Off Contracts during all prior Collection Periods over (y) the aggregate amount of all Defaulted Residual Receipts collected by the Servicer with respect to such Collection Periods and the denominator of which is the Initial Aggregate Contract Principal Balance.

         Cut-Off Date: With respect to the Series 1999-1 Contracts, the opening of business on _________ __, 1999.

         Defaulted Residual Receipts: With respect to any Series 1999-1 Contract which has previously become a Charged-Off Contract, all proceeds of the sale of the Equipment, all Insurance Proceeds and any amounts collected related to the failure of a User to pay any required amounts under the related Series 1999-1 Contract or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Series 1999-1 Contract or such Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Series 1999-1 Contract or in liquidating such Equipment.

         Delinquent Contract: As of any date, a Contract as to which a Scheduled Payment, or part thereof, remains unpaid for more than 60 days from the original due date for such Scheduled Payment.

         Determination Date:  The third Business Day prior to each Payment Date.

         Eligible Contracts: Means, at the time of pledge, a Series 1999-1 Contract which:

                  (i) (a) is with a User whose billing address is in the United States or its territories and possessions and requires all payments under such Contract to be made in United States dollars and (b) is with a User who, if a natural person, is a resident of the United States or its territories and possessions with legal capacity to contract or, if a corporation or other business organization, is organized under the laws of the United States, its territories or any political subdivision thereof and has its chief executive office in the United States or its territories;

                  (ii) has not had any of its terms, conditions or provisions modified or waived other than in compliance with the Credit and Collection Policy except by instruments or documents contained in the related Contract File;

                  (iii) constitutes "chattel paper" within the meaning of
         Section 9-105(b) of the UCC of all applicable jurisdictions (other than a Contract which is a loan in form and does not purport to evidence a security interest in goods within the meaning of Section 9-105(h) of the UCC of all applicable jurisdictions) and for which there is only one original of such Contract that constitutes "chattel paper" for purposes of the UCC;

                  (iv) does not contravene any applicable federal, state and local laws, and regulations thereunder (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and, with respect to which no part of such Contract thereto is in violation of any applicable law, rule or regulation;

                  (v) satisfies in all material respects all applicable requirements of the Credit and Collection Policy;

                  (vi) if it is a Municipal Contract, does not have a Contract Principal Balance that, when aggregated with the Contract Principal Balances of all other Municipal Contracts included as Series 1999-1 Contracts, exceeds ___% of the Aggregate Contract Principal Balance at that time;

                  (vii) as of the Closing Date, is not a Delinquent Contract;

                  (viii) as of the Closing Date (other than a Contract which is a loan in form), (a) contains "hell or high water" provisions requiring the related User to assume all risk of loss or malfunction of the related Equipment and (b) makes the related User absolutely and unconditionally liable for all payments required to be made thereunder, without any right of set-off, counterclaim, or other defense (other than the discharge in bankruptcy of such related User) and without any right to prepay the Contract or any contingencies tied to the Obligors; provided that a Series 1999-1 Contract may be an Eligible Contract, notwithstanding the fact that it does not meet the requirements of provision (a) of this paragraph (viii) so long as contracts representing at least 90% of the sum of the Contract Principal Balance for the Series 1999-1 Contracts which qualify as Eligible Contracts do meet the requirements of such provision (a);

                  (ix) when aggregated with the sum of the Contract Principal Balances of all other Series 1999-1 Contracts relating to a single User, shall not be greater than the product of (a) ____% and (b) the Aggregate Contract Principal Balance of all other Series 1999-1 Contracts Outstanding at that time;

                  (x) creates a valid and enforceable security or ownership interest in the related Equipment, if any, in favor of the Originator;

                  (xi) is free and clear of any Adverse Claims, other than the claims arising pursuant to the Master Agreement, this Series 1999-1 Supplement and the Related Documents; provided, however, that nothing in this clause (xi) shall prevent or be deemed to prohibit the Obligors from suffering to exist upon such Series 1999-1 Contract any Adverse Claim for federal, state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Obligors shall concurrently be contesting the validity thereof in good faith by appropriate proceedings that have stayed enforcement thereof and shall have set aside on its books adequate reserves with respect thereto;

                  (xii) is in full force and effect in accordance with its terms and contains enforceable provisions such that the right and remedies of the holder thereof shall be adequate for realization against the Equipment, if any, thereunder and of the benefits of any security granted thereunder;

                  (xiii) does not provide for the substitution, exchange, or addition of any other items of Equipment pursuant to such Contract which would result in any reduction or extension of payments due thereunder;

                  (xiv) by its terms is due and payable on or within ___ months of the Closing Date and, in either event, has not had its payment terms extended other than in compliance with the Credit and Collection Policy;

                  (xv) arises under a Contract in substantially the form of one of the form contracts set forth in Exhibit B hereto or otherwise approved by the Obligors in writing, which is in full force and effect and constitutes the legal, valid and binding obligation of the related User, enforceable against the User in accordance with its terms, subject to no offset, counterclaim or other defense (other than the discharge in bankruptcy of such User);

                  (xvi) (a) does not preclude the pledge, transfer or assignment thereof, (b) does not require the consent of the User to the pledge, assignment or transfer thereof, and (c) does not contain a confidentiality provision that purports to restrict the ability of the Trustee to exercise its rights under the Related Documents with respect thereto, including, without limitation, its right to review the Series 1999-1 Contract;

                  (xvii) was immediately prior to the sale or contribution to the Obligors, the Originator was the sole owner of such Contract free and clear of any liens or encumbrances;

                  (xviii) is not and has never been a Charged-Off Contract;

                  (xix) either (a) is an account receivable representing all or part of the sales price of merchandise, insurance and/or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, or (b) represents a financial asset that converts to cash within a finite period of time within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended; and

                  (xx) in the case of a Non-Monthly Payment Contract or a Variable Payment Contract, does not have a Contract Principal Balance which, when aggregated with the Contract Principal Balances of all other Series 1999-1 Contracts having a balloon payment, exceeds [15]% of the Aggregate Contract Principal Balance at that time;

         Equipment: The equipment leased to or sold to a User pursuant to any Contract and any security interest in such equipment and the Residual Interest therein or derived therefrom.

         Event of Default:  As defined in Section 4.01 hereof.

         Final Contract Payment: With respect to any Series 1999-1 Contract, any specified amount or minimum specified amount set forth in such Series 1999-1 Contract and required to be paid by the related User at the maturity of such Series 1999-1 Contract.

         Included Residual Receipts: With respect to any Payment Date, the aggregate, cumulative amount of Residual Receipts included as part of the Monthly Remittance Amount on such Payment Date and all prior Payment Dates.

         Initial Aggregate Contract Principal Balance: The Aggregate Contract Principal Balances on the Closing Date, which is an amount equal to $______________.

         Interest Accrual Period: With respect to any Payment Date, the period commencing on and including the prior Payment Date (or in the case of the first Payment Date, the Closing Date) and ending on and including the day immediately preceding such Payment Date.

         List of Contracts: With respect to the Contracts, securing the Notes, printed or electronic list of such Contracts, certified by an Authorized Officer of each of the Obligors.

         Master Agreement: The Master Facility Agreement dated as of __________, 1999 among the Servicer, ALRC VIII, ALRC IX and the Trustee.

         Monthly Delinquency Percentage: With respect to any Payment Date, the percentage equivalent of a fraction (a) the numerator of which is the aggregate Contract Balance Remaining of all Contracts which are 31 or more days delinquent, determined as of the related Calculation Date and (b) the denominator of which is the Aggregate Contract Balance Remaining as of the related Calculation Date.

         Monthly Net Loss Percentage: With respect to any Collection Period, the percentage equivalent of a fraction, the numerator of which is the excess of (x) the aggregate amount of the Contract Principal Balances of all Series 1999-1 Contracts which became Charged-Off Contracts during such Collection Period over
(y) the aggregate amount of all Defaulted Residual Receipts collected by the Servicer with respect to such Collection Periods, and the denominator of which is the Aggregate Contract Principal Balance as of the beginning of such Collection Period.

         Monthly Residual Realization Percentage: With respect to any Payment Date, the percentage equivalent of a fraction (a) the numerator of which is the aggregate dollar amount of Residual Receipts collected during the immediately preceding Collection Period and (b) the denominator of which is equal to the aggregate Booked Residuals with respect to those Series 1999-1 Contracts for which Residual Receipts were collected during such immediately preceding Collection Period.

         Monthly Remittance Amount: With respect to any Payment Date (x) occurring on or prior to the Residual Cap Date, the aggregate amount of Collections received by the Servicer during the prior Collection Period with respect to the Series 1999-1 Trust Estate (other than Collections representing Advance Payments until such Advance Payments are applied as Collections), together with all Servicing Advances paid by the Servicer with respect to such Payment Date and (y) occurring after the Residual Cap Date, the amount described in clause (x) above less any Residual Receipts with respect to the related Collection Period. With respect to the Payment Date which is the Residual Cap Date, Residual Receipts with respect to the related Collection Period will only be included in the Monthly Remittance Amount to the extent that such inclusion would not result in Included Residual Receipts exceeding the Residual Cap Amount.

         Nonrecoverable Advances: With respect to any Delinquent Contract, a Servicer Advance which the Servicer has determined that it will be unable to recover, in whole or in part, with respect to such Delinquent Contract.

         Obligors: Advanta Leasing Receivables Corp. VIII and Advanta Leasing Receivables Corp. IX.

         Obligor's Interest: The Obligors' reversionary rights to the Series 1999-1 Trust Estate and the proceeds thereof, to the extent such proceeds are not needed to make payments on the Series 1999-1 Notes.

         Obligor's Interest Principal Balance: As of any date of determination, an amount equal to the excess of (x) the Aggregate Contract Principal Balance over (y) the Outstanding Note Principal Balance, as of such date.

         Offered Notes:  As defined in Section 1.05 hereof.

         Originator:  Advanta Business Services Corp. and its successors.

         Outstanding Note Principal Balance: As of any date of determination, the sum of the Class A Principal Balance, the Class B Principal Balance, the Class C Principal Balance and the Class D Principal Balance as of such date.

         Outstanding Note Principal Balance of the Offered Notes: As of any date of determination, the sum of the Class A Principal Balance, the Class B Principal Balance and the Class C Principal Balance.

         Outstanding Residual Interest Principal Balance: As of any Payment Date, the excess, if any, of (x) the Aggregate Contract Principal Balance as of the related Calculation Date over (y) the Outstanding Note Principal Balance at the end of such Payment Date.

         Payment Date: The 15th day of each month, or, if such day is not a Business Day, the next succeeding Business Day, commencing _________ __, 1999.

         Predecessor Contract:  As defined in Section 3.09 hereof.

         Principal Payments: The payments of principal each Class of Notes is entitled to receive in accordance with the priorities set forth in subsection 3.05(b) hereof.

         Rating Agencies:  ________________.

         Record Date: With respect to any Payment Date, the close of business on the Business Day preceding such Payment Date.

         Related Documents: The Master Agreement, the Series 1999-1 Supplement, the Contribution Agreement, the Series 1999-1 Contribution Agreement Supplement and all amendments and supplement thereto.

         Release Event: With respect to any Series 1999-1 Contract, a payment in full of such Series 1999-1 Contract or a removal of such Series 1999-1 Contract from the Series 1999-1 Trust Estate following the deposit of the related Prepayment Amount in the Collection Account or if such Series 1999-1 Contract is a Charged-Off Contract removal from the Series 1999-1 Trust Estate of such Contract as a result of the sale of such Contract and a deposit of the sale proceeds into the Collection Account.

         Required Reserve Amount: With respect to any Payment Date, an amount equal to the greater of (x) ____% of the aggregate Outstanding Note Principal Balance of the Offered Notes (after taking into account all payments of principal on such Payment Date) and (y) the Reserve Account Floor.

         Reserve Account: The account or accounts by that name established and maintained by the Trustee pursuant to Section 3.02 hereof.

         Reserve Account Floor: With respect to any Payment Date, an amount equal to the lesser of (a) _____% of the initial Outstanding Note Principal Balance of the Offered Notes and (b) the then aggregate Outstanding Note Principal Balance of the Offered Notes.

         Reserve Account Funding Date: The first date on which the Reserve Account is funded to the level of the Required Reserve Amount.

         Reserve Account Initial Deposit:  $_____________.

         Residual Account: The account or accounts by that name established and maintained by the Trustee pursuant to subsection 3.02(c) hereof.

         Residual Amount Cap:  An amount equal to $_____________.

         Residual Cap Date: The first date on which the Residual Amount Cap is reached.

         Residual Event: Means the occurrence of one or more of the following:
(a) the occurrence of an Event of Default; or (b) the Cumulative Net Loss Percentage as of any Calculation Date occurring during the following periods exceeds the "Loss Trigger Level Percentage" set forth below:

                                                                       Loss Trigger
                  Period                                               Level Percentage
                  ------                                               ----------------
First Collection Period through 12th Collection
Period thereafter                                                          [____]%

13th Collection through 24th
Collection Period thereafter                                               [____]%

25th Collection Period and thereafter                                      [____]%

         Notwithstanding the foregoing: (i) the Residual Event referred to in clause (b) may be cured if the Cumulative Net Loss Percentage, although it exceeds the "Loss Trigger Level Percentage" in a prior period, is less than or equal to the "Loss Trigger Level Percentage" in a subsequent period.

         Scheduled Payments: With respect to any Series 1999-1 Contract, the stated periodic rental payments (exclusive of any amounts in respect of insurance or taxes) set forth in such Series 1999-1 Contract due from the related User, together with any Final Contract Payment.

         Series 1999-1 Accounts: The Collection Account, the Advance Funding Account, the Residual Account and the Reserve Account.

         Series 1999-1 Contracts: The Contracts pledged to the Trustee on the Closing Date pursuant to Section 1.02 hereof and listed on the List of Contracts.

         Series 1999-1 Contribution Agreement Supplement: The Contribution Agreement Supplement dated as of _______, 1999 and delivered with respect to the Series 1999-1 Trust Estate.

         Series 1999-1 Noteholders: The Class A Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders.

         Series 1999-1 Notes:  As defined in Section 1.01 hereof.

         Series 1999-1 Trust Estate:  As defined in Section 1.02 hereof.

         Servicer: The Person performing the duties of the Servicer hereunder, initially Advanta Business Services Corp., a Delaware corporation.

         Servicer Fee Percentage: The product of one-twelfth and the Servicer Fee Rate.

         Servicer Fee Rate: 1.00%.

         Servicer's Certificate: A written informational statement, substantially in the form of Exhibit A hereto, to be provided by the Servicer in accordance with Section 6.06 of the Master

Agreement and signed by a Servicing Officer and furnished to the Trustee and each Rating Agency by the Servicer.

         Servicing Fee: The fee payable to the Servicer on each Payment Date in consideration for the Servicer's performance of its duties pursuant to Section
3.06 hereof in an amount equal to the product of (a) one-twelfth of the Servicer Fee Rate and (b) the Aggregate Contract Principal Balance as of the beginning of the previous Collection Period.

         Settlement Date: For the purpose of this Series 1999-1 Supplement, each Payment Date.

         Stated Maturity Date:  _________ ____ Payment Date.

         Trustee:  Bankers Trust Company, a New York banking corporation.

                                   ARTICLE III

                SERIES ACCOUNTS; DISTRIBUTIONS AND STATEMENTS TO
           SERIES 1999-1 NOTEHOLDERS; SERIES 1999-1 SPECIFIC COVENANTS

         SECTION 3.01 Collection Account.

         (a) The Trustee, for the benefit of the Series 1999-1 Noteholders, shall establish and maintain an account (the "Collection Account") as a segregated trust account in the Trustee's corporate trust department, identified as the "Advanta Leasing Receivables Asset-Backed Notes Series 1999-1 Collection Account in trust for the Series 1999-1 Noteholders." The Trustee shall make or permit withdrawals from the Collection Account only as provided in this Series 1999-1 Supplement.

         (b) Except as otherwise provided in this Series 1999-1 Supplement, the Servicer and the Obligors shall deposit to the Collection Account any Collections received by any of them as soon as practicable (and, in any event, within two Business Days) after their respective receipt thereof. Notwithstanding anything else in the Master Agreement or this Series 1999-1 Supplement to the contrary, for so long as Advanta Business Services Corp. or an Affiliate thereof remains the Servicer and (x) maintains a short-term debt rating of A-1 or better by S&P and P-1 by Moody's (or such other rating below A-1 or P-1, as the case may be), or (y) the Servicer has provided to the Trustee a letter of credit covering collection risk of the Servicer, the Servicer and the Obligors need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but the Servicer may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the date which is the Business Day immediately preceding each Settlement Date following the Collection Period in which the deposits were to have been made into the Collection Account. Notwithstanding anything else in the Master Agreement or this Series 1999-1 Supplement to the contrary, with respect to any Collection Period, whether the Servicer is required to make deposits of Collection pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the Monthly Remittance Amount for such Collection Period and (ii) if at any time prior to such Settlement Date, the amount of

Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account and pay such amount to the Obligors.

         (c) The Trustee, for the benefit of the Series 1999-1 Noteholders, shall also establish and maintain an account (the "Advance Payment Account") as a non-interest bearing segregated trust account in the Trustee's corporate trust department, identified as the "Advance Payment Account for the Advanta Leasing Receivables Asset-Backed Notes Series 1999-1, in trust for the registered Holders of the Notes." The Trustee shall make or permit withdrawals from the Advance Payment Account only as provided in this Series 1999-1 Supplement. The Trustee shall possess all right, title and interest in and to all funds from time to time on deposit in the Advance Payment Account and in all proceeds thereof (other than any Investment Earnings on amounts from time to time on deposit therein).

         (d) All Advance Payments received by the Servicer, the Trustee or any Obligor, shall be deposited monthly to the Advance Payment Account in the same manner as Collections are deposited to the Collection Account.

         (e) Notwithstanding the foregoing, the Trustee and/or the Servicer may deduct from amounts otherwise specified for deposit to the Collection Account or the Advance Payment Account, as applicable, any amounts previously deposited by the Trustee or the Servicer into the Collection Account or the Advance Payment Account, as the case may be, but which are (i) subsequently uncollectible as a result of dishonor of the instrument of payment for or on behalf of the User or
(ii) later determined to have resulted from mistaken deposits.

         (f) The Collection Account and the Advance Payment Account shall each be under the sole dominion and control of the Trustee for the benefit of the Series 1999-1 Noteholders; provided, however, that the Trustee may rely on the information and instructions provided by the Servicer in determining the amount of any withdrawals or payments to be made from either such account for the purposes of carrying out the Trustee's duties under the Master Agreement or under this Series 1999-1 Supplement. Neither the Trustee nor the Servicer shall have any right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account or the Advance Payment Account for any amount owed to it by the Servicer, the Obligors, the Trustee, or any Noteholder.

         (g) On each Payment Date, (i) the Trustee shall distribute the Monthly Remittance Amount with respect to such Payment Date as provided in Section 3.04 hereof and (ii) on each Payment Date occurring after the Residual Cap Date, the Trustee, based solely on information contained in the Servicer's Certificate delivered on the related Determination Date as specified in Section 3.06 hereof, shall pay to the Obligors all Residual Receipts with respect to the Series 1999-1 Contracts with respect to the related Collection Period. On the Payment Date which is the Residual Cap Date, any excess of the Residual Receipts with respect to the Series 1999-1 Contracts for such related Collection Period over such Residual Receipts as are included in the Monthly Remittance Amount on such Payment Date shall be paid to the Obligors by the Trustee.

         (h) The Trustee shall deposit all net investment earnings on each Series 1999-1 Account, as collected, to the Collection Account.

         SECTION 3.02 Reserve Account and Residual Account.

         (a) (i) The Trustee shall establish and maintain an account (the "Reserve Account") as one or more segregated trust accounts in the Trustee's corporate trust department in the name of "Advanta Equipment Receivables Asset-Backed Notes Series 1999-1 Reserve Account, in trust for the Series 1999-1 Noteholders." The Trustee shall make or permit withdrawals from the Reserve Account only as provided in this Series 1999-1 Supplement.

                  (ii) If, based solely on information contained in the Servicer's Certificate delivered on the related Determination Date as specified in Section 3.05 hereof:

                           (A) on any Payment Date, (x) the amounts described in
                  clauses (a)(iii), (a)(iv), (a)(v), (a)(vi), (a)(vii) and
                  (a)(viii) of Section 3.04 hereof exceed (y) the Available Funds (exclusive of any Reserve Account transfers, but inclusive of any Residual Account transfers pursuant to paragraph (b) below) in the Collection Account after taking into account the payment of amounts described in clauses
                  (a)(i) and (a)(ii) of Section 3.05 on such Payment Date;

                           (B) then, to the extent of the Available Reserve
                  Amount on deposit in the Reserve Account, the Trustee shall transfer, prior to making payments to the Series 1999-1 Noteholders on such Payment Date, from the Reserve Account to the Collection Account such amount as shall be necessary to fund any such shortfall.

                  (iii) In the event that after giving effect to all the disbursements required to be made on any Payment Date, the Available Reserve Amount exceeds the Required Reserve Amount, the Trustee shall transfer, not later than the end of business on such Payment Date, an amount equal to such excess to the Obligors, in the proportions set forth in the Servicer's Certificate delivered on the related Determination Date as specified in Section 3.05 hereof, as the holders of the Residual Interest.

                  (iv) Upon payment in full of the Series 1999-1 Notes, any balance remaining in the Reserve Account, after all obligations to the Noteholders hereunder have been fully satisfied, shall be paid to reimburse the Trustee for any amounts owing to it arising from the performance of its obligations under the Master Agreement and this Series 1999-1 Supplement and, then, to the Obligors, as holders of the Residual Interest.

         (b) (i) The Trustee shall establish and maintain an account (the "Residual Account") as one or more segregated trust accounts in the Trustee's corporate trust department, in the name of "Advanta Leasing Receivables Asset-Backed Notes Series 1999-1 Residual Account, in trust for the Series 1999-1 Noteholders." The Trustee shall make or permit withdrawals from the Residual Account only as provided in this Series 1999-1 Supplement.

                  (ii) If, on any Payment Date, a Residual Event is in effect (i.e., has occurred and not been cured) the Trustee shall deposit to the Residual Account the amounts described in subsection 3.04(a)(xiv).

                  (iii) If, based solely on information contained in the Servicer's Certificate delivered on the related Determination Date as specified in Section 3.05 hereof:

                           (A) on any Payment Date, (x) the amounts described in
                  clauses (a)(iii), (a)(iv), (a)(v), (a)(vi), (a)(vii) and
                  (a)(viii) of Section 3.04 hereof exceed (y) the Available Funds (exclusive of any Reserve Account or Residual Account transfers) in the Collection Account after taking into account the payment of amounts described in clauses (a)(i) and (a)(ii) of Section 3.04 on such Payment Date;

                           (B) then, to the extent of the Available Residual
                  Amount on deposit in the Residual Account, the Trustee shall transfer, prior to making payments to the Series 1999-1 Noteholders on such Payment Date and prior to making any transfers from the Reserve Account on such Payment Date, from the Residual Account to the Collection Account such amount as shall be necessary to fund any such shortfall.

                  (iv) In the event that on any Payment Date the Trustee determines that a Residual Event which has previously occurred has been cured, the Trustee, prior to making any other transfers or disbursements from the Series 1999-1 Accounts on such Payment Date, shall transfer the full amount then on deposit in the Residual Account to the Collection Account.

                  (v) Upon payment in full of the Series 1999-1 Notes, any balance remaining in the Residual Account, after all obligations to the Noteholders hereunder have been fully satisfied, shall be paid to reimburse the Trustee for any amounts owing to it arising from the performance of its obligations under the Master Agreement and this Series 1999-1 Supplement and, then, to ALRC VIII.

         SECTION 3.03 Investment of Monies Held in the Series 1999-1 Accounts; Subaccounts.

         (a) The Servicer shall direct the Trustee in writing to invest the amounts in each Series 1999-1 Account in Eligible Investments that mature or are otherwise available not later than the Business Day immediately preceding the next Payment Date following the investment of such amounts. Eligible Investments shall not be sold or disposed of prior to their maturities. Net investment earnings on amounts held in any Series 1999-1 Account shall be deposited in the Collection Account as earned.

         (b) The Trustee and the Servicer may, from time to time and in connection with the administration of each Series 1999-1 Account, establish and maintain with the Trustee one or more sub-accounts of any of the Series 1999-1 Accounts, as the Trustee and/or the Servicer may consider useful.

         SECTION 3.04 Flow of Funds.

         (a) On the Payment Date, the Trustee (based solely on information contained in the Servicer's Certificate delivered on the related Determination Date as specified in Section 3.05 hereof) will be required to make the following payments from the Available Funds (including amounts transferred from the Reserve Account and/or the Residual Account on such Payment Date) then on deposit in the Collection Account, in the following order of priority:

                  (i) from the Available Funds, to the Servicer, any Nonrecoverable Advances;

                  (ii) from the Available Funds then remaining in the Collection Account to the Servicer, the Servicing Fee then due, together with the Ancillary Servicing Income;

                  (iii) from the Available Funds then remaining in the Collection Account, to the Class A Noteholders, the Class A Note Interest and Class A Overdue Interest for the related Interest Accrual Period;

                  (iv) from the Available Funds then remaining in the Collection Account, to the Class B Noteholders, the Class B Note Interest and the Class B Overdue Interest for the related Interest Accrual Period;

                  (v) from the Available Funds then remaining in the Collection Account, to the Class C Noteholders, the Class C Note Interest and the Class C Overdue Interest for the related Interest Accrual Period;

                  (vi) until the Class A Principal Balance has been reduced to zero, to the Class A Noteholders, from the Available Funds then remaining in the Collection Account, the Class A Principal Payment and the Class A Overdue Principal;

                  (vii) until the Class B Principal Balance has been reduced to zero, to the Class B Noteholders, from the Available Funds then remaining in the Collection Account, the Class B Principal Payment and the Class B Overdue Principal;

                  (viii) until the Class C Principal Balance has been reduced to zero, to the Class C Noteholders, from the Available Funds then remaining in the Collection Account, the Class C Principal Payment and the Class C Overdue Principal;

                  (ix) from the Available Funds then remaining in the Collection Account, to the Reserve Account, the amount needed to increase the amount on deposit in the Reserve Account to the Required Reserve Amount for such Payment Date;

                  (x) upon the occurrence and continuance of a Residual Event, the lesser of (A) the remaining Available Funds and (B) the aggregate amount of Residual Receipts originally included in Available Funds for such Payment Date will be deposited to the Residual Account;

                  (xi) from the Available Funds then remaining in the Collection Account, to the Class D Noteholders, the Class D Principal Payment and the Class D Overdue Principal;

                  (xii) to the Obligors, in the proportions set forth in the Servicer's Certificate delivered on the related Determination Date as specified in Section 3.05 hereof, as the holders of the Residual Interest, any remaining Available Funds on deposit in the Collection Account.

         (b) All payments to Series 1999-1 Noteholders shall be made on each Payment Date to each Series 1999-1 Noteholder of record on the related Record Date by check, or, if requested by such Series 1999-1 Noteholder, by wire transfer to the account designated in writing delivered to the Trustee on or prior to the related Determination Date, in immediately available funds, in amounts equal to such Series 1999-1 Noteholder's pro rata share of such payment.

         SECTION 3.05 Statements to Series 1999-1 Noteholders.

         (a) Provided that the Servicer shall have delivered to the Trustee the Servicer's Certificate on the preceding Determination Date, containing all information necessary to enable the Trustee to make all distributions pursuant to Section 3.04 hereof as well as all distributions and transfers pursuant to Sections 3.01 and 3.02 hereof, then on each Payment Date, the Trustee will forward to each Rating Agency, and mail to each Series 1999-1 Noteholder, a statement based solely on such Servicer's Certificate, not later than one Business Day prior to such Payment Date, setting forth the following information (per $1,000 of Class A Initial Principal Balance, Class B Initial Principal Balance, Class C Initial Principal Balance or Class D Initial Principal Balance (as the case may be) as to (i) and (ii) below):

                  (i) The amount of such payment allocable to the Class A Principal Payment, Class B Principal Payment, Class C Principal Payment or Class D Principal Balance as applicable, and the Class A Overdue Principal, Class B Overdue Principal, Class C Overdue Principal or Class D Overdue Principal, as applicable;

                  (ii) The amount of such payment allocable to such Class A Note Interest, Class B Note Interest or Class C Note Interest, as applicable, and the Class A Overdue Interest, Class B Overdue Interest or Class C Overdue Interest, as applicable;

                  (iii) The aggregate amount of fees and compensation received by the Servicer for the related Collection Period;

                  (iv) The aggregate Class A Principal Balance, Class B Principal Balance, Class C Principal Balance and Class D Principal Balance, as applicable, and the Class A Note Factor, Class B Note Factor, Class C Note Factor or Class D Note Factor, as applicable, after taking into account all distributions made on such Payment Date, the Aggregate Contract Principal Balance and the Collateral Factor;

                  (v) The total unreimbursed Servicer Advances with respect to the related Collection Period;

                  (vi) The aggregate Contract Principal Balance for all Series 1999-1 Contracts that became Charged-Off Contracts during the related Collection Period calculated immediately prior to the time such Contracts became Charged-Off Contracts; and

                  (vii) The amount on deposit in the Reserve Account and the Residual Account; provided, however, the Trustee may deliver a copy of the Servicer's Certificate to each Series 1999-1 Noteholder and Rating Agency in satisfaction of the requirement set forth in this Section.

         (b) By January 31 of each calendar year, commencing January 31, 2000, or as otherwise required by applicable law, the Trustee shall furnish to each Person who at any time during the immediately preceding calendar year was a Series 1999-1 Noteholder a statement containing the applicable aggregate amounts of interest and principal paid to such Noteholder for such calendar year or, in the event such Person was a Series 1999-1 Noteholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Series 1999-1 Noteholder's preparation of federal income tax returns. In addition to the foregoing, the Trustee shall make available to Series 1999-1 Noteholders any other information provided to the Trustee or otherwise in the Trustee's possession reasonably requested by Series 1999-1 Noteholders in connection with tax matters, in accordance with the directions of the Servicer. The obligation of the Trustee set forth in this paragraph shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code.

         (c) The Servicer and the Trustee shall furnish to each Series 1999-1 Noteholder, on request, such periodic, special or other reports or information not specifically provided for herein, as shall be necessary, reasonable or appropriate with respect to such Series 1999-1 Noteholder and at the expense of such requesting party all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Series 1999-1 Noteholder may reasonably require and as the Servicer and the Trustee may reasonably be able to produce. A Series 1999-1 Noteholder may, by notice to the Trustee, waive receipt of any reports. The Trustee's obligation under this subsection 3.05(c) shall only pertain to information provided by the Servicer to the Trustee or otherwise in the Trustee's possession.

         (d) The Trustee shall promptly send to each Series 1999-1 Noteholder and to each Rating Agency in writing:

                  (i) Notice of any breach by the Originator, either Obligor or the Servicer of any of their respective representations, warranties and covenants made herein or in the Contribution Agreement;

                  (ii) A copy of each Servicer compliance statement delivered to the Trustee pursuant to Section 6.07 of the Master Agreement;

                  (iii) A copy of each financial statement delivered to the Trustee pursuant to Section 6.08 of the Master Agreement;

                  (iv) Notice of any failure of the Trustee to conform to the eligibility requirements for the Trustee pursuant to Section 11.08 of the Master Agreement;

                  (v) Notice of the appointment of any co-trustee or separate trustee pursuant to Section 11.15 of the Master Agreement; and

                  (vi) Notice of the occurrence of any Event of Servicer Termination or of any Event of Default;

provided, however, that in each case the Trustee shall only be required to send such notices and other items to the Series 1999-1 Noteholders to the extent that the Trustee has itself received the related information and the Series 1999-1 Noteholders have not already received such notice or other items. Except as may be specifically provided herein, the Trustee shall have no obligation to seek to obtain any such information.

         SECTION 3.06 Compliance With Withholding Requirements. Notwithstanding any other provisions of the Master Agreement and this Series 1999-1 Supplement, the Trustee, as paying agent for and on behalf of, and at the direction of the Servicer, shall comply with all federal withholding requirements respecting payments (or advances thereof) to Series 1999-1 Noteholders as may be applicable to instruments constituting indebtedness for federal income tax purposes. Any amounts so withheld shall be treated as having been paid to the related Series 1999-1 Noteholder for all purposes of this Series 1999-1 Supplement. In no event shall the consent of Series 1999-1 Noteholders be required for any withholding.

         SECTION 3.07 Servicer Advances. No later than one Business Day preceding each Payment Date, the Servicer may, but is not required, to make a Servicer Advance for each Series 1999-1 Contract which is a Delinquent Contract with respect to each overdue Scheduled Payment as of the related Calculation Date in an amount equal to the Scheduled Payments, or portion thereof, which were due but not received during the related Collection Period (and not previously covered by an unreimbursed Servicer Advance). On each Determination Date, the Servicer shall deliver to the Trustee the Servicer's Certificate listing the aggregate amount of Scheduled Payments not received for the immediately prior Collection Period as of the related Calculation Date, together with a listing of which such unpaid Scheduled Payments will not be the subject of a corresponding Servicer Advance. The Servicer shall remit any Servicer Advances to the Collection Account.

         SECTION 3.08 Modifications. The Servicer may allow modifications and prepayments of Contracts as provided in Sections 6.01, 6.02 and 6.03 of the Master Agreement.

         SECTION 3.09 Servicer to Act as Custodian.

         (a) The Servicer shall hold and acknowledges that it is holding the Series 1999-1 Contracts hereunder as custodian for the Trustee.

         (b) The Servicer shall promptly report to the Trustee any failure by it to hold the Series 1999-1 Contracts as herein provided and shall promptly take appropriate action to remedy any such failure but only to the extent (i) any such failure is caused by the acts or omissions of the Servicer and (ii) such remedial action is otherwise within its capabilities or control. As custodian, the Servicer shall have and perform the following powers and duties:

                  (1) hold the Series 1999-1 Contracts on behalf of the Trustee for the benefit of the Series 1999-1 Noteholders, maintain accurate records pertaining to each Series 1999-1 Contract to enable it to comply with the terms and conditions of the Master Agreement and this Series 1999-1 Supplement, and maintaining a current inventory thereof;

                  (2) implement policies and procedures in accordance with the Servicer's normal business practices with respect to the handling and custody of the Series 1999-1 Contracts so that the integrity and physical possession of the Series 1999-1 Contracts will be maintained; and

                  (3) attend to all details in connection with maintaining custody of the Series 1999-1 Contracts on behalf of the Trustee on behalf of the Series 1999-1 Noteholders.

         (c) In acting as custodian of the Series 1999-1 Contracts, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in such Series 1999-1 Contracts. The Servicer on behalf of the Series 1999-1 Noteholders shall mark conspicuously its master data processing records evidencing each Series 1999-1 Contract with a legend evidencing that all right, title and interest in the Series 1999-1 Contracts has been granted to the Trustee as provided in this Series 1999-1 Supplement.

         (d) The Servicer agrees to maintain the Series 1999-1 Contracts at either its office in Voorhees, New Jersey or at such other location as shall from time to time be identified by prior written notice to the Trustee. Subject to the foregoing, the Servicer may temporarily move individual Series 1999-1 Contracts or any portion thereof without notice as necessary to conduct collection and other servicing activities.

                                   ARTICLE IV

                         SERIES 1999-1 EVENTS OF DEFAULT

         SECTION 4.01 Events of Default. Events of Default and Notice thereof.

         The following events constitute "Events of Default":

         (a) default by the Obligors in making payment of any installment of interest on any Offered Note when such payment become due and payable and continuation of such default for five calendar days;

         (b) default in reducing the Outstanding Note Principal Balance of any Class of Offered Notes to zero by the Stated Maturity Date;

         (c) default in the performance, or breach, by either Obligor of the provisions of its related organizational documents relating to corporate separateness;

         (d) default in the performance, or breach, of any covenant of either Obligor in the Master Agreement, or herein, and continuance of such default or breach for a period of 30 days after the earliest of (i) any officer of either Obligor first acquiring the knowledge thereof, (ii) the Trustee's giving written notice thereof to the Obligors or (iii) the holders of a majority of the then Outstanding Note Principal Balance giving written notice thereof to the Obligors and the Trustee;

         (e) if any representation or warranty of either Obligor made in the Master Agreement, this Series 1999-1 Supplement or any other writing provided to the Series 1999-1 Noteholders; provided, however, that the breach of any representation or warranty made by either Obligor will be deemed to be "material" only if it negatively affects the Series 1999-1 Noteholders, the enforceability of the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes; or

         (f) the commencement by either or both of the Obligors of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or the consent by either or both of the Obligors to the entry of a decree or order for relief in respect of either or both of the Obligors in an involuntary case or proceeding under any applicable federal or state bankruptcy or insolvency case or proceeding against either or both of the Obligors, or the filing by either or both of the Obligors of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession of any substantial part of the property of either or both of the Obligors by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of either or both of the Obligors, or the making by either or both of the Obligors of an assignment for the benefit of creditors, or the failure by either or both of the Obligors to pay their debts generally as they become due, or the taking of corporate action by either or both of the Obligors in furtherance of any such action.

         The Trustee shall give the Series 1999-1 Noteholders notice of all uncured defaults known to it.

         The Obligors shall furnish to the Trustee, annually before January 31st of each year, commencing in 2000, a statement of certain officers of the Obligors to the effect that to the best of their knowledge the Obligors is not in default in the performance and observance of the terms of the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes or, if the Obligors are in default, specifying such default.

         SECTION 4.02 Acceleration of Maturity; Rescission and Annulment.

         (a) If an Event of Default of the kind specified in subsection 4.01(f) occurs, the unpaid principal amount of the Series 1999-1 Notes shall automatically become due and payable at par together with all accrued and unpaid interest thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Obligors. If an Event of Default (other than an Event of Default of the kind described in subsection 4.01(f) occurs and is continuing, then and in every such case the Trustee may, or if so directed by the holders of Series 1999-1 Notes evidencing 66-2/3% of the then Outstanding Note Principal Balance, shall declare the unpaid principal amount of all the Series 1999-1 Notes to be due and payable immediately, by a notice in writing to the Obligors (and to the Trustee if given by Series 1999-1 Noteholders), and upon any such declaration such principal amount shall become immediately due and payable together with all accrued and unpaid interest thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors. The Trustee may, however, if the Event of Default involves other than non-payment of principal or interest on the Series 1999-1 Notes, not sell the Series 1999-1 Trust Estate unless such sale is for an amount greater than or equal to the Outstanding Note Principal Balance of the Series 1999-1 Notes unless directed to do so by the holders of 66-2/3% of the then Outstanding Note Principal Balance.

         (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the holders of Series 1999-1 Notes evidencing 66-2/3% of the then Outstanding Note Principal Balance, by written notice to the Obligors and the Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Obligors have paid or deposited with the Trustee a sum sufficient to pay:

                  (A) all principal on any Class A Notes, Class B Notes and Class C Notes which has become due otherwise than by such declaration of acceleration and interest thereon from the date when the same first became due until the date of payment or deposit at the Class A Interest Rate, the Class B Interest Rate and the Class C Interest Rate, as applicable;

                  (B) all interest due with respect to any Class A Notes, Class B Notes and Class C Notes and, to the extent that payment of such interest is lawful, interest upon overdue interest from the date when the same first became due until the date of payment or deposit at a rate per annum equal to the Class A Interest Rate, Class B Interest Rate or Class C Interest Rate, as applicable; and

                  (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel;

         and

                  (ii) all Events of Default, other than the non-payment of the Outstanding Note Principal Balance which has become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

         SECTION 4.03 Remedies.

         (a) If an Event of Default occurs and is continuing of which a Responsible Officer has actual knowledge, the Trustee shall immediately give notice to each Series 1999-1 Noteholder and shall solicit the Series 1999-1 Noteholders for advice. The Trustee shall then take such action as the Trustee shall deem appropriate provided that, if the Trustee is directed to take action by the holders of Series 1999-1 Notes evidencing 66-2/3% of the then Outstanding Note Principal Balance the Trustee shall act in accordance with such direction subject to the provisions of Section 4.12 hereof.

         (b) Following any acceleration of the Series 1999-1 Notes, the Trustee shall have all of the rights, powers and remedies with respect to the Series 1999-1 Trust Estate as are available to secured parties under the UCC or other applicable law. Such rights, powers and remedies may be exercised by the Trustee in its own name as trustee of an express trust.

         (c) If an Event of Default specified in subsection 4.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Obligors for the whole amount of principal and interest remaining unpaid.

         (d) In exercising its rights and obligations under this Section 4.03, the Trustee may sell the Series 1999-1 Trust Estate in accordance with Section
4.16 hereof; provided that, if the Event of Default involves other than non-payment of principal or interest on the Series 1999-1 Notes, then such sale must be for an amount greater than or equal to amounts due under clauses first through fourth in Section 4.06. Neither the Trustee nor any Series 1999-1 Noteholder shall have any rights against the Obligors other than to enforce the Lien against the Series 1999-1 Trust Estate and to sell the Series 1999-1 Trust Estate.

         SECTION 4.04 Trustee Shall File Proofs of Claim.

         (a) In case of the tendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Obligors, the Originator, the Servicer or any other obligor upon the Series 1999-1 Notes or the other obligations secured hereby or relating to the property of the Obligors, the Originator, the Servicer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Series 1999-1 Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Obligors, the Originator or the Servicer for the payment of overdue principal or interest or any such other obligation) shall by intervention in such proceeding or otherwise,

                  (i) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Series 1999-1 Notes and any other obligation secured hereby and file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Series 1999-1 Noteholders allowed in such judicial proceeding, and

                  (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Series 1999-1 Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Series 1999-1 Noteholders to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee.

         (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Series 1999-1 Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Series 1999-1 Notes or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Series 1999-1 Noteholder in any such proceeding.

         SECTION 4.05 Trustee May Enforce Claims Without Possession of Series 1999-1 Notes. All rights of action and claims under the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes may be prosecuted and enforced by the Trustee without the possession of any of the Series 1999-1 Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Series 1999-1 Notes in respect of which such judgment has been recovered.

         SECTION 4.06 Application of Money Collected. Any money collected by the Trustee pursuant to this Article, and any moneys that may then be held or thereafter received by the Trustee shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation of the Series 1999-1 Notes and surrender thereof:

                  first to the payment of all costs and expenses of collection incurred by the Trustee and the Series 1999-1 Noteholders (including the reasonable fees and expenses of any counsel to the Trustee and the Series 1999-1 Noteholders);

                  second to the payment of all Servicing Fees then due to such person;

                  third first, to the payment of all accrued and unpaid interest on the Class A Principal Balance to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class A Interest Rate, second, to the payment of all accrued and unpaid interest on the Class B Principal Balance to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class B Interest Rate, third, to the payment of all accrued and unpaid interest on the Class C Principal Balance to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class C Interest Rate, fourth, to the payment to zero of the Class A Principal Balance and any Class A Overdue Principal, fifth, to the payment to zero of the Class B Principal Balance and any Class B Overdue Principal and, sixth, to the payment of the Class C Principal Balance and any Class C Overdue Principal; provided that the Series 1999-1 Noteholders may allocate such payments for interest and principal at their own discretion, except that no such allocation shall affect the allocation of such amounts or future payments received by any other Series 1999-1 Noteholder;

                  fourth to the payment of amounts then due the Trustee hereunder;

                  fifth to the Class D Noteholders to the extent of the Class D Principal Balance and any Class D Overdue Principal;

                  sixth to the Obligors or any other Person legally entitled thereto.

         SECTION 4.07 Limitation on Suits. None of the Series 1999-1 Noteholders shall have any right to institute any proceeding, judicial or otherwise, with respect to the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (i) such Series 1999-1 Noteholder has previously given written notice to the Trustee of a continuing Event of Default;

                  (ii) the holders of not less than 66-2/3% of the then Outstanding Note Principal Balance of the Series 1999-1 Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (iii) such Series 1999-1 Noteholder or Series 1999-1 Noteholders have offered to the Trustee adequate indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (iv) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity failed to institute any such proceeding; and

                  (v) so long as any of the Series 1999-1 Notes remain Outstanding, no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the holders of 66-2/3% of the then Outstanding Note Principal Balance of the Series 1999-1 Notes; it being understood and intended that no one or more Series 1999-1 Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes to affect, disturb, or prejudice the rights of any other Series 1999-1

         Noteholders, or to obtain or to seek to obtain priority or preference over any other Series 1999-1 Noteholders or to enforce any right under the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes, except in the manner herein provided and for the equal and ratable benefit of all the Series 1999-1 Noteholders. It is further understood and intended that so long as any portion of the Series 1999-1 Notes remains Outstanding, ABS shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Series 1999-1 Notes or for the appointment of a receiver or trustee (including, without limitation, a proceeding under the Bankruptcy
         Code), or for any other remedy hereunder. Nothing in this Section 4.07 shall be construed as limiting the rights of otherwise qualified Series 1999-1 Noteholders to petition a court for the removal of a Trustee pursuant to Section 11.09 of the Master Agreement.

         SECTION 4.08 Unconditional Right of Series 1999-1 Noteholders to Receive Principal and Interest. Notwithstanding any other provision in the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes other than the provisions hereof limiting the right to recover amounts due on the Series 1999-1 Notes to recoveries from the property of the Series 1999-1 Trust Estate, the holder of any Series 1999-1 Note shall have the absolute and unconditional right to receive payment of the principal of and interest on such Series 1999-1 Note on the related stated maturity date thereof, and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Series 1999-1 Noteholder.

         SECTION 4.09 Restoration of Rights and Remedies. If the Trustee or any Series 1999-1 Noteholder has instituted any proceeding to enforce any right or remedy under the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Series 1999-1 Noteholder, then and in every such case, subject to any determination in such proceeding, the Obligors, the Trustee and the Series 1999-1 Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Series 1999-1 Noteholders continue as though no such proceeding had been instituted.

         SECTION 4.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Series 1999-1 Notes, no right or remedy herein conferred upon or reserved to the Trustee or to the Series 1999-1 Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 4.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any holder of any Series 1999-1 Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Series 1999-1 Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Series 1999-1 Noteholders, as the case may be.

         SECTION 4.12 Control by Series 1999-1 Noteholders. The Holders of [a majority] of the then Outstanding Note Principal Balance shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Series 1999-1 Notes. Notwithstanding the foregoing:

                  (i) no such direction shall be in conflict with any rule of law or with the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes;

                  (ii) (ii) the Trustee shall not be required to follow any such direction which the Trustee reasonably believes might result in any personal liability on the part of the Trustee for which the Trustee is not adequately indemnified; and

                  (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with any such direction; provided that the Trustee shall give notice of any such action to each Noteholder.

         SECTION 4.13 Waiver of Events of Default.

         (a) The Holders of [a majority] of the then Outstanding Note Principal Balance may, by one or more instruments in writing, waive any Event of Default hereunder and its consequences, except a continuing Event of Default:

                  (i) in respect of the payment of the principal of or premium or interest on any Series 1999-1 Note (which may only be waived by the holder of such Note); or

                  (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Outstanding Series 1999-1 Note affected (which only may be waived by the holders of all Outstanding Series 1999-1 Notes affected).

         (b) A copy of each waiver pursuant to subsection 4.13(a) shall be furnished by the Obligors to the Trustee. Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

         SECTION 4.14 Undertaking for Costs. All parties hereto agree (and each Series 1999-1 Noteholder by its acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Series 1999-1 Noteholder, or group of Series 1999-1 Noteholders, holding in the aggregate more than 10% of the then Outstanding Note Principal Balance of the Series 1999-1 Notes, or to any suit instituted by any Series 1999-1 Noteholder for the enforcement of the payment of the principal of or interest on any Series 1999-1 Note on or after the maturity date for such payments.

         SECTION 4.15 Waiver of Stay or Extension Laws. The Obligors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Master Agreement, this Series 1999-1 Supplement or the Series 1999-1 Notes; and the Originator (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.16 Sale of Series 1999-1 Trust Estate.

         (a) The power to effect any sale of any portion of the Series 1999-1 Trust Estate pursuant to Section 4.03 shall not be exhausted by any one or more sales as to any portion of the Series 1999-1 Trust Estate remaining unsold, but shall continue unimpaired until the entire Series 1999-1 Trust Estate shall have been sold or all amounts payable on the Series 1999-1 Notes shall have been paid. The Trustee may from time to time, upon directions in accordance with
Section 4.12, postpone any public sale by public announcement made at the time and place of such sale. For any public sale of the Series 1999-1 Trust Estate, the Trustee shall have provided each Series 1999-1 Noteholder with notice of such sale at least two weeks in advance of such sale which notice shall specify the date, time and location of such sale.

         (b) To the extent permitted by applicable law, the Trustee shall not in any private sale sell to a third party the Series 1999-1 Trust Estate, or any portion thereof unless,

                  (i) the holders of 66-2/3% of the then Outstanding Note Principal Balance consent to or direct the Trustee in writing to make such sale; or

                  (ii) the proceeds of such sale would be not less than the sum of all amounts due to the Trustee hereunder and the entire Outstanding Note Principal Balance and interest due or to become due thereon on the Payment Date next succeeding the date of such sale.

The foregoing provisions shall not preclude or limit the ability of the Trustee to purchase all or any portion of the Series 1999-1 Trust Estate at a private sale.

         (c) In connection with a sale of all or any portion of the Series 1999-1 Trust Estate:

                  (i) any one or more Series 1999-1 Noteholders may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and any Series 1999-1 Noteholder may, in paying the purchase money therefore, deliver in lieu of cash any Outstanding Series 1999-1 Notes or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Series 1999-1 Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Series 1999-1 Noteholders after being appropriately stamped to show such partial payment;

                  (ii) the Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Series 1999-1 Trust Estate in connection with a sale thereof;

                  (iii) the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Originator to transfer and convey its interest in any portion of the Series 1999-1 Trust Estate in connection with a sale thereof, and to take all action necessary to effect such sale; and

                  (iv) no purchaser or transferee at such a sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

         (d) The method, manner, time, place and terms of any sale of all or any portion of the Series 1999-1 Trust Estate shall be commercially reasonable.

                                    ARTICLE V

                            PREPAYMENT AND REDEMPTION

         SECTION 5.01 Optional "Clean-up Call" Redemption of Series 1999-1 Notes. On any Payment Date following any Calculation Date as of which the Aggregate Contract Principal Balance is less than ten percent (10.00%) of the Initial Aggregate Contract Principal Balance, the Obligors shall have the option to cause the redemption of the Series 1999-1 Notes by depositing with the Trustee the sum of (i) the Class A Principal Balance, the Class B Principal Balance, the Class C Principal Balance and the Class D Principal Balance as of such Payment Date (after giving effect to the payment of any principal on such Payment Date and any allocation of losses on such Payment Date), (ii) the Class A Note Interest, Class B Note Interest and Class C Note Interest due on such Payment Date and (iii) the amount, if any, of all Class A Overdue Principal, all Class B Overdue Principal, all Class C Overdue Principal and all Class D Overdue Principal and all Class A Overdue Interest, all Class B Overdue Interest and all Class C Overdue Interest. Upon receipt of such amounts and all amounts then owed to the Trustee, the Trustee shall (x) make the final payment in full to the Series 1999-1 Noteholders and (y) release any remaining Series 1999-1 Trust Estate to the Obligors, as the holder of the Residual Interest.

         SECTION 5.02 Notice of Redemption and Disposition of Funds.

         (a) Notice of any termination pursuant to this Article V shall be given to the Trustee by the Obligors, and then, promptly by the Trustee, by letter to Noteholders and to each Rating Agency mailed not earlier than the 10th day and not later than the 30th day of the month immediately preceding the month of such final Payment Date specifying (i) the Payment Date upon which final payment of the Series 1999-1 Notes so called for redemption will be made, (ii) the scheduled amount of any such final payment, (iii) that interest shall cease to accrue on the Series 1999-1 Notes so called for redemption on such final Payment Date and (iv) at the option of the Trustee, the address for presentation of the Series 1999-1 Notes so called for redemption for final payment. On such final Payment Date, the Trustee shall cause to be distributed to the Series 1999-1 Noteholders so called for redemption an amount equal to the amount deposited by the Obligors pursuant to Section 5.01, as applicable. After such Payment Date, interest on the Series 1999-1 Notes so redeemed shall cease to accrue. Each Series 1999-1 Noteholder shall use reasonable efforts to present its redeemed Series 1999-1 Note to the Trustee at the office, if any, specified in the notice described in clause (iv) of this paragraph (a), or in any similar written notice, within sixty (60) days of such Series 1999-1 Noteholder's receipt of the final payment of its Series 1999-1 Note. Each Noteholder shall indemnify the Trustee for any damages suffered by the Trustee as a result of the Noteholder's failure to present its Series 1999-1 Note on or after the final Payment Date thereof.

         (b) In the event that any amount due to any Series 1999-1 Noteholder remains unclaimed after the final Payment Date, the Servicer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. If, within the period then specified in the escheat laws of the State of New York after such publication, such amount remains unclaimed, the Obligors shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and, the Series 1999-1 Noteholders shall look to the Obligors for payment.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01 Ratification of Master Agreement. As supplemented by this Series 1999-1 Supplement, the Master Agreement is in all respects ratified and confirmed and the Master Agreement, as so supplemented by this Series 1999-1 Supplement shall be read, taken and construed as one and the same instrument.

         SECTION 6.02 Counterparts. This Series 1999-1 may be executed in one or more counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

         SECTION 6.03 GOVERNING LAW. THIS SERIES 1999-1 SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT TAKING INTO ACCOUNT THE CONFLICT OF LAWS PRINCIPLES OF ANY JURISDICTION.

         SECTION 6.04 Amendments and Waivers.

         (a) Notwithstanding anything contained in the Master Agreement to the contrary, no term or condition of this Series 1999-1 Supplement shall be amended, modified, waived or terminated without the prior written consent of the Obligors, the Servicer and the Trustee.

         (b) No waiver with respect to any term or condition of the Master Agreement or this Series 1999-1 Supplement shall extend to any subsequent or other event, circumstance or default or impair any right consequent thereon except to the extent expressly so waived.

         SECTION 6.05 Non-petition Clause. Notwithstanding anything contained in
Section 4.07 hereof, or elsewhere herein, the Trustee hereby, and by its acceptance of the Series 1999-1 Note, each Series 1999-1 Noteholder shall be deemed to have agreed that, prior to the date which is one year and one day after the termination of the Master Agreement, such Person shall not acquiesce, petition or otherwise invoke or cause either Obligor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against such Obligor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of or for such Obligor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of such Obligor.

         SECTION 6.06 Officers' Certificate and Opinion of Counsel as to Conditions Precedent. Upon any request or application by the Obligors to the Trustee to take any action under the Master Agreement or this Series 1999-1 Supplement, the Obligors shall furnish to the Trustee:

         (a) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Master Agreement or this Series 1999-1 Supplement relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

         Each Officer's Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in the Master Agreement or this Series 1999-1 Supplement shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

         SECTION 6.07 Restriction on Further Indebtedness. Neither Obligor shall issue any indebtedness, including any new Series of Notes, or execute and deliver any guaranties, unless the Obligors shall have previously received confirmation of the ratings then assigned to the Series 1999-1 Notes by each of [ Rating Agencies].

         SECTION 6.08 Special Covenants and Acknowledgements. With respect to the Series 1999-1 Notes, each Obligor does hereby represent and warrant, as of the Closing Date:

                  (i) "Series Controlling Party." The parties hereto acknowledge that the Trustee is the "Series Controlling Party" with respect to the Series 1999-1 Notes for purposes of the Master Agreement.

                  (ii) "Support Defaults." There are no "Support Default" events with respect to the Series 1999-1 Notes.

                  (iii) "Series Trustee Secured Obligations." The "Series Trustee Secured Obligations" and the "Series Secured Obligations" with respect to the Series 1999-1 Notes shall mean, collectively (x) any amounts due to the Series 1999-1 Noteholders hereunder, and (y) any fees and expenses due to the Trustee with respect to the Series 1999-1 Notes.

                  (iv) "Series Secured Parties." The "Series Secured Parties" with respect to the Series 1999-1 Notes are the Trustee and the Series 1999-1 Noteholders.

                  (v) "Original Servicer Fee Rate." The "Original Servicer Fee Rate" with respect to the Series 1999-1 Notes is the Servicing Fee.

                  (vi) "Original Issue Date." The "Original Issue Date" with respect to the Series 1999-1 Note is ________ __, 1999.

         IN WITNESS WHEREOF, the Obligors, ABS, in its individual capacity, as Originator and as the Servicer and the Trustee have caused this Series 1999-1 Supplement to be fully executed by their respective officers as of the day and year first above written.

                              ADVANTA BUSINESS SERVICES CORP., in its
                              individual capacity and as Servicer and Originator


                              By  _________________________________________
                                  Name:
                                  Title:


                              ADVANTA LEASING RECEIVABLES CORP. VIII, as an Obligor


                              By  _________________________________________
                                  Name:
                                  Title:



                              ADVANTA LEASING RECEIVABLES CORP. IX, as an
                              Obligor


                              By  _________________________________________
                                  Name:
                                  Title:



                              BANKERS TRUST COMPANY, as Trustee


                              By  _________________________________________
                                  Name:
                                  Title: